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                         Vyteris Holdings (Nevada), Inc.
                               13-01 Pollitt Drive
                           Fairlawn, New Jersey 07410


                                 August 2, 2005

Spencer Trask Specialty Group, LLC
535 Madison Avenue
New York, New York 10022

Dear Sirs:

        As you know, Vyteris Holdings (Nevada), Inc. (the "Company") has been offered a term sheet by Satellite Asset Management, LP, dated July 28, 2005 (the "Term Sheet'), pursuant to which the Company expects to offer $10,000,000 of convertible debentures and warrants. The Term Sheet contemplates, among other things, that as a condition of the transactions described therein, Spencer Trask Specialty Group, an affiliate of Spencer Trask Ventures, will be required to guarantee the principal and interest payments on such debentures if the Company does not consummate a so-called "qualified equity offering". A qualified equity offering is defined as one or more offerings of equity securities that raise total gross proceeds of $15,000,000 or more within a specified six month period.

        The Company has concluded that it is in its best interests to proceed with the transactions contemplated by the Term Sheet as soon as possible. Spencer Trask Specialty Group, in turn, has conditioned its willingness to provide the above-mentioned guarantees on the Company's willingness to provide the assurance described herein. To induce Spencer Trask Specialty Group to provide the guarantee contemplated by the Term Sheet, the Company hereby agrees to use reasonable commercial efforts to effect a "qualified equity offering" (as defined in the Term Sheet) within the six month period specified in the Term Sheet.

        This letter supercedes the prior letter.

                                             Very truly yours,

                                             VYTERIS HOLDINGS (NEVADA), INC.

                                             By: /s/ Michael McGuinness
                                                --------------------------------
                                             Name: Michael McGuinness
                                             Title: Chief Financial Officer